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                                                                       EXHIBIT 8


                          WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                              NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                             POST OFFICE BOX 198966
                         NASHVILLE, TENNESSEE 37219-8966
FACSIMILES                        (615) 244-6380           809 SOUTH MAIN STREET
(615) 244-6804                                                    P. O. BOX 1035
(615) 244-5686                                           COLUMBIA, TN 38402-1035
                                                                  (615) 388-6031


                                October 19, 1998



MERRILL LYNCH & CO.
c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

                  RE: JDN REALTY CORPORATION - PROSPECTUS SUPPLEMENT DATED OCTOBER 13, 1998 (TO THE PROSPECTUS DATED OCTOBER 30, 1997)

Ladies and Gentlemen:

         We have acted as special tax counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with the issue and sale to you of an aggregate of 977,500 shares of Common Stock, par value $.01 per share (the "Shares"), under the terms of the Underwriting Agreement dated July 30, 1997 and the related Terms Agreement, dated October 13, 1998, (the "Agreement"), by and between the Company and you, as underwriter (the "Underwriter"). In connection with the proposed issue and sale of the Shares, you have requested our opinion as to certain federal income tax matters.

         All capitalized terms used herein, unless specifically indicated otherwise, shall have the respective meanings set forth in the Agreement. All section references herein, unless otherwise specified, are to the Internal Revenue Code of 1986, as amended (the "Code").

         In rendering our opinion, we have examined and relied upon the following documents and other materials:

         1. Schedules prepared or delivered by officials of the Company setting forth:

                  (a) REIT taxable and gross income for the short taxable year ending December 31, 1994 and for taxable years ending December 31, 1995, 1996 and 1997, together with a schedule of actual dividends distributed and projected dividends to be distributed in accordance with Code Section 858 and compliance with the distribution requirements of Code Section 857(a);






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JDN Realty Corporation
October 19, 1998
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                  (b) Compliance with the applicable REIT ratios or tests for the taxable years ending December 31, 1994, 1995, 1996 and 1997 and projected compliance with such tests for the taxable year ending December 31, 1998, including:

                           Income tests:
                           (1)      95% gross income test for the year;
                           (2)      75% gross income test for the year; and
                           (3) 30% gross income test for each year prior to the fiscal year ending December 31, 1998; and

                           Asset tests:
                           (1) 75% asset test at the end of each quarter through September 30, 1998;
                           (2) 25% asset test at the end of each quarter through September 30, 1998;
                           (3)      10% asset test at the end of each quarter
                                    through September 30, 1998; and
                           (4)      5% asset test at the end of each quarter
                                    through September 30, 1998.

         2. The Company's certificate, dated as of October 19, 1998. With respect to such certificate, we assume that any certifications as to the Company's belief (or similar qualification) are in fact accurate and true.

         In addition, we have examined such additional records, documents, certificates and other instruments and made such investigations of fact and law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         In rendering our opinion, we have relied upon the following representations of the Company. To the extent that the representations of the Company are with respect to matters set forth in the Code or Treasury Regulations, we have discussed with the Company's officers the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.

         1. The common stock of the Company has been since the completion of the initial public offering, and will continue to be beneficially owned by over 100 persons, as defined for purposes of Section 856(a)(5) of the Code; and five or fewer persons have not owned, directly or indirectly under the rules of Section 544 as modified by Section 856(h) of the Code, at any time since the completion of the initial public offering, over 50% in value of the stock of the Company; and no person has owned, directly or indirectly, over 8% in number of shares or value of the outstanding stock or of any class of stock of the Company; provided, however, that "Excluded Holders" may hold up to the "Excluded Holder Ownership Limit," as such terms are defined in the Company's Charter.

         2. The Company has at all times and will continue to comply with any and all procedural requirements for REIT status set forth in Sections 856 through 860 of the Code and the regulations thereunder.







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JDN Realty Corporation
October 19, 1998
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         3. Additional properties acquired will constitute "real estate assets"
and any other investments made by the Company will be made in a manner to satisfy the asset tests of Section 856(c) of the Code.

         4. The income from existing and additional leases entered into or acquired and the income from other investments will not cause the Company to fail to satisfy the income tests of Section 856(c) of the Code.

         5. The Company will actually operate in accordance with its past and proposed method of operation as described in its filings with the Securities and Exchange Commission under the Securities Act of 1933 and the Securities Exchange Act of 1934.

         6. The Company had no undistributed "C" corporation earnings and profits at December 31, 1994, December 31, 1995, December 31, 1996 or December 31, 1997.

         7. The representations contained in the Company's certificate, dated as of October 19, 1998, are accurate and true.

         8. All partnerships in which the Company may have an ownership interest will own only "real estate assets" and cash reserves. All activities of those partnerships will consist of activities permitted to be undertaken by a REIT and income, other than interest income on cash reserves, shall be "rents from real property."

         9. Each corporation in which the Company has acquired or acquires an equity interest shall either be a "Qualified REIT Subsidiary" under Section 856(i) of the Code or the Company will not own over ten percent (10%) of the outstanding voting securities of such corporation or other issuer and the securities owned of such issuer will not be greater in value than five percent (5%) of the value of the total assets of the Company.

         On the basis of and in reliance on the foregoing, we wish to advise you that under current law, including relevant statutes, regulations and judicial and administrative precedent (which law is subject to change on a retroactive basis), in our opinion the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997 and the Company's current organization and method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

         The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in or incorporated by reference into the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to shareholders, and the diversity of its stock ownership. Waller





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JDN Realty Corporation
October 19, 1998
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Lansden Dortch & Davis, A Professional Limited Liability Company, will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company's distributions to shareholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

         This opinion is furnished only for your benefit and the benefit of your counsel in connection with the proposed issue and sale of the Shares and, without our prior written consent, may not be quoted (in whole or in part) or relied on for any other purpose or by any other person or entity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the Prospectus and Prospectus Supplement.



                                     Very truly yours,


                                     /s/ WALLER LANSDEN DORTCH & DAVIS
                                     A Professional Limited Liability Company


                                     WALLER LANSDEN DORTCH & DAVIS
                                     A Professional Limited Liability Company




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